Exhibit 99.1

DATED:  AUGUST 17, 2011

QUESTIONS AND ANSWERS REGARDING RENAISSANCE LEARNING'S
ACQUISITION BY PERMIRA FUNDS

About the buyers

Who are the buyers?

Renaissance Learning is being purchased by Permira Funds.  Permira is global private equity fund with offices in 14 countries and investments world-wide.  The firm advises funds with a committed capital of approximately US$29 billion. Their goal is to make long-term investments in companies with the opportunity to create sustainable growth.  Permira has made almost 200 private equity investments since 1985 and have returned close to US$20 billion to their investors over the past decade.

This is Permira’s first education company investment, although they have been looking for a high-quality growth business behind which to invest for some time. They view Renaissance Learning as a market-leading business with best in industry products and are incredibly excited about the opportunity. Permira comes with several years of investing success in the software and services space – an area in which they have deep expertise.

Permira currently has two other US-based companies in its portfolio:

(1) Baker Corp. -  the largest and most experienced containment, pump, filtration and shoring company in the world, with over 100 locations nationwide and international operations in Europe, Canada and Mexico, and

(2) Freescale - a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets.

Permira is a private equity fund so does their ownership work?

Permira has created a number of large investment funds and RLI will be owned by those funds.  What that means is that they have a group of investors that have banded together to create these funds and the funds will own RLI through a holding company.  There will be a board of directors, appointed by the fund managers/owners to oversee our strategic directions. The Permira philosophy is that they do not run businesses, Managements do.

Is private equity good for us?

Permira's approach to private equity is to invest behind high quality businesses that it believes are well-positioned for strong growth, and to leverage its own experience and network to accelerate that growth further. It is a long-term investor. This is how they have approached their investment in RLI.

Why would Permira want to buy RLI?  What is their objective?

Permira has historically been successful in investing behind a particular thesis. In this case, Permira has a strong conviction that the next decade will bring sustained change in the classroom with respect to the utilization of technology to produce better education outcomes. This will bring large opportunities for high quality businesses like Renaissance Learning.   As a result, their objective is to invest behind this theme and grow the company.  Permira has been most impressed by our mission centric approach to the business and growth.

Why sell and what is the process?

I thought we were doing well, so why did Terry and Judi sell?

We believe we have been doing very well, especially in light of the school funding environment.  The decision to sell the company was not Terry and Judi’s alone.  The Board of Directors, in fulfilling their responsibilities, was an integral part of the process.  Terry, Judi and the Board believe this is the right time and the terms under which to sell the company and that the sale is in the best interests of the shareholders.  The shareholders will have to approve the sale, as well.  Terry and Judi have entered into an agreement to vote in favor of the sale.  Terry and Judi shared their thoughts on why they voted to sell their stake in the company in the all-employee video.

RLI has been debt free, will that remain so?

No.  The sale will include cash from Permira and debt.  RLI will need to repay that debt over time, just like a mortgage.  So much like we have been paying dividends to the shareholders, we will be using profits to pay the debt. However, we believe that Permira has taken a prudent approach to the level of debt they are using to buy the company, with the intention of having flexibility to use excess cash generation for investment

The sale announcement has been made, now what?

Now that we have announced the agreement to sell, we plan to have a meeting at which the shareholders will be asked to approve the transaction.  Once the shareholders have formally approved the transaction, there will be a closing after which Permira will own all outstanding shares of stock and RLI will cease to be a publicly traded company.  This entire process may take several months to complete.

What happens to the stock that I own?

Following the closing of the transaction, your stock will be purchased for the agreed upon price of $14.85 per share.    More information about what will happen to your stock will be included in the proxy statement for the shareholder meeting.

Mission and Operations

What will this mean for our mission?

We do not expect any change to our mission.  The acceleration of learning is why we exist and is the cornerstone for our growth and success in education and as a company. It is what will allow us to create long-term growth.  Permira has been most impressed with the focus on that mission.  The sale may also open new opportunities for growth that may not have been as available before.

Will we be a public company still?

No.  After the deal closes RLI will no longer be a publicly traded company.  Permira will be the sole owner.

Will there be changes or lay offs?

No major layoffs or office closings are anticipated.  Over time, there will probably be changes, as our business is constantly evolving. Without a sale, we would undoubtedly had changes, just like we have had over the past 25 years.  However, while we do not anticipate major changes at this time, the future is really ours to make.

I have heard that when companies are bought, the buyers can sometimes dip into the retirement funds, can that happen to my retirement fund?

Our retirement plan is a 401K plan, so the company (RLI) does not hold or control the money/assets in your account.  The vested balances are your money, protected by federal laws such as ERISA.  A buyer cannot dip into your 401k fund like some have with pension funds.  That money is yours.

What will happen to my benefits? Will I still have insurance?

We will continue to evaluate the benefits we offer annually just like we have been for many years.  Undoubtedly there will be some changes in benefits in the future (again as we do annually when we evaluate our benefits package), but no immediate changes are planned as a result of the sale.

Will the headquarters remain in Wisconsin Rapids?

Yes.

Will we be closing any offices?

No major layoffs or office closings are anticipated.  We have long term leases in place for most of our facilities, so no changes that we know of are planned.

Terry & Judi are education experts, the buyers don’t appear to be.  Where will the high level educational guidance come from?

True, we will lose the active, integral involvement of Terry and Judi in our business and particularly in the product design and educational research.  Their vision created RLI and has steered RLI successfully for the past 25 years.  However, we have a team of experts (employees and advisors) that can and will continue to provide educational expertise.  We know that Terry and Judi are confident in RLI’s ability to accelerate learning even without their involvement.

At the same time, Permira is an investor with deep expertise in the software and services space, having completed multiple investments in the space across geographies. Moreover, they come with a world-wide, high quality network put together through 25 years of investing and almost 200 investments. We will be in a position to leverage that network to grow our business into new areas and new geographies

Will the name of the company change?

We do not expect the name of the company or the product offerings to change as a result of this sale.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this Q&A, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction, Renaissance Learning will file with the SEC and furnish to Renaissance Learning’s shareholders a proxy statement.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Renaissance Learning will file with the SEC.

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